                                                                   EXHIBIT 10.15

                                CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

     This Contract of Lease, made and executed by and between:

               The GOVERNMENT OF THE REPUBLIC OF THE PHILIPPINES, through its Trustee, the ASSET PRIVATIZATION TRUST, a government agency established under Proclamation No. 50 dated December 8, 1986, as amended, with principal office at the NDMC Bldg., 104 Gamboa St., Legaspi Village, Makati City, represented herein by Atty. RENATO B. VALDECANTOS, Chief Executive Trustee (hereinafter referred to as the "LESSOR");

                                      -and-

               ALLEGRO MICROSYSTEMS PHILIPPINES, INC., a corporation duly organized and existing under Philippine laws with principal place of business at Km. 15, South Superhighway, Paranaque, Metro Manila, represented herein by MR. FRANCISCO N. MEROY, JR., Director of Finance, Administration and Human Resources, (hereinafter referred to as the "LESSEE").

                                WITNESSETH: That

     WHEREAS, to secure its obligations to the Philippine National Bank ("PNB"), the Delta Motors Corporation ("DMC") mortgaged several properties including a parcel of land and a portion of the Parking-Parts Depot Building constructed thereon situated at the Southwest portion of the Delta Automotive Plant compound located at km. 16, South Superhighway, Paranaque, Metro Manila (the "PROPERTIES") particularly identified in Annex "A" attached hereto and made an integral part hereof;

     WHEREAS, for failure of DMC to pay its obligations, PNB foreclosed on the PROPERTIES and acquired the same at a foreclosure sale;

     WHEREAS, pursuant to Proclamation No. 50, as amended, as implemented by Administrative Order No. 14 issued on February 3, 1987 (Approving the Identification of and Transfer to the National Government of Certain Assets and Liabilities of the Development Bank of the Philippines and the Philippine National Bank ) and the Deed of Transfer dated February 27, 1987, executed between the National Government and PNB, PNB's ownership and interest over the PROPERTIES were transferred to the National Government for privatization or disposition to the LESSOR in behalf of the National Government;

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Contract of Lease                                                              2
Asset Privatization Trust and
Allegro Microsystems Phils., Inc.

     WHEREAS, pursuant to Section 2(2.01) of the Contracts of Lease dated February 21, 1986 and January 30, 1989 by and between the LESSEE and PNB and APT and the LESSEE, respectively, the APT Board of Trustees in its regular meeting held on July 7, 1999, confirmed the resolution dated October 15, 1998 of the previous Board of Trustees approving the renewal of the above-stated Contracts of Lease.

     NOW, THEREFORE, for and in consideration of the foregoing premises, the parties hereby agree and bind themselves as follows:

     Section 1. SUBJECT MATTER OF LEASE

          1.01 The LESSOR hereby leases to the LESSEE and the LESSEE hereby leases from the LESSOR:

          (a) That portion of the PROPERTIES with an aggregate area of 7,663.45 square meters, consisting of 1,530 square meters of office and factory space, 4,365.45 square meters of warehouse space, and 1,715 square meters of open space which correspond to the shaded portion of the diagram of the PROPERTIES in Annex "A"; and

          (b) That portion of the PROPERTIES with an aggregate area of 2,913.5 square meters, consisting of 2,297 square meters of warehouse space and 616.5 square meters of open space which correspond to the shaded portion of the diagram of the PROPERTIES in Annex "B" hereof.

          (both properties identified in (a) and (b) above are hereinafter collectively referred to as the "Leased Premises").

          The LESSOR or its successor-in-interest shall have the sole power to determine which portions of the Leased Premises shall be classified as office or factory space, warehouse space and/or open space. The classification made by the LESSOR shall be binding and conclusive on the LESSEE.

     Section 2. TERM OF THE LEASE: RENEWAL AND PRETERMINATION

     2.01 This Contract of Lease shall be for a period of ten (10) years beginning retroactively on February 21, 1996 and ending on February 20, 2006, renewable for another period of five (5) years (hereinafter referred to as the "Renewal Period"); PROVIDED, HOWEVER, that (i) the LESSEE shall have given the LESSOR or its successor-in-interest written notice of its intention to renew the Lease at least sixty (60) calendar days prior to the expiration of the lease and
(ii) the LESSOR or its successor-in-interest and the LESSEE shall have agreed on the rental fees to be based on the prevailing rental rates for similar properties in Paranaque, Metro Manila; PROVIDED, FURTHER, that if the LESSOR or its successor-in-interest and the LESSEE fail to agree on the rental fee within thirty (30) calendar days from the date the LESSOR or its successor-in-interest receives the LESSEE's written notice of renewal,

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Contract of Lease                                                              3
Asset Privatization Trust and
Allegro Microsystems Phils., Inc.

the determination of the rental fee shall be referred to a three-man panel composed of licensed real estate brokers or dealers ("Panel"). Within five (5) calendar days after the lapse of the thirty-day period referred to herein, the LESSOR or its successor-in-interest and the LESSEE shall each designate their respective representative to the Panel who in turn shall select, within five (5) calendar days from receipt of notice of their designation, the third member of the Panel. The decision of the majority of the members of the Panel shall be conclusive and binding on the parties hereto and shall not be appealable or be subject to modification; Provided that if no majority decision is reached by the members of the Panel, the decision of the third member shall be deemed and shall have the same effect as the decision of the majority of the members of the Panel. Expenses incurred in connection with the constitution and proceedings of the Panel up to a maximum of P50,000.00 shall be shared equally by the parties and any amount in excess thereof shall be for the account of the LESSEE.

     2.02 The LESSEE may terminate the lease upon three (3) months prior written notice to the LESSOR or its successor-in-interest.

     Section 3. RENTAL FEES

     3.01 During the term of the lease, the LESSEE shall pay to the LESSOR or its successor-in-interest, at its office address on or before the tenth calendar day of each month, without need of a demand, a monthly rental as follows:

Year                                       Monthly Rental
----                                       --------------
Year one to five
(February 21, 1996 to February 20, 2001)     P450,000.00
Year six                                      500,000.00
Year seven                                    550,000.00
Year eight                                    605,000.00
Year nine                                     665,500.00
Year ten                                      732,000.00

     3.02 The corresponding back rental from February 1996 up to the execution of this contract of lease shall be paid by the LESSEE immediately, without need of demand, upon the execution hereof;

     3.03 The rental fee for the Renewal Period shall be fixed by agreement between the LESSOR or its successor-in-interest and the LESSEE and shall be based on the reclassification of the Leased Premises to be made by the LESSOR or its successor-in-interest depending on the actual use or the nature of portions of the Leased Premises at the time of renewal of the lease. In

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Contract of Lease                                                              4
Asset Privatization Trust and
Allegro Microsystems Phils., Inc.

the event that the parties cannot agree on the rental fee for the Renewal Period, they shall resort to the procedure in 2.01.

     3.04 In the case of non-payment by the LESSEE of the monthly rental as and when due, the LESSEE shall pay to the LESSOR or its successor-in-interest a penalty at the rate of three percent (3%) per month on the unpaid amount. The penalty charged shall accrue from the date of non-payment to, but not including, the date when the defaulted amount is paid in full. The payment of the penalty shall be without prejudice to the exercise by the LESSOR or its successor-in-interest of its right under Section 12 hereof.

     Section 4. CARE AND USE OF LEASED PREMISES

     4.01 The LESSEE shall take care of the Leased Premises with the diligence of a good father of a family. The LESSEE shall be responsible, at its own expense, for keeping the Leased Premises in good condition so that upon the expiration of the Lease, the LESSEE shall surrender and return the Leased Premises in good order and in the same condition as they were actually found at the beginning of the lease.

          Expenses for the repair of the water pump mentioned in Section 8.02 herein shall be shared equally by the LESSOR or its successor-in-interest and the LESSEE.

     4.02 The LESSEE shall not introduce, keep or store in the Leased Premises highly inflammable or explosive materials nor install therein any apparatus, machinery or equipment which may expose the Leased Premises to fire or increase the fire hazard thereof or change the insurance rates applicable thereto; nor shall the LESSEE introduce, keep or store in the Leased Premises any other article which the LESSOR or its successor-in-interest may reasonably prohibit. The LESSEE shall not carry on or permit upon the Leased Premises any trade or occupation or suffer to be done any other thing which may expose the Leased Premises to fire hazard or render any increase or extra premium payable for insurance of the building against fire, earthquake and the like, or which may make void or voidable the whole or part of any policy of such insurance.

     4.03 The LESSEE shall use the point along Marinar Drive for ingress to and egress from the Leased Premises. The LESSOR or its successor-in-interest, however, agrees to allow ingress to and egress from the Leased Premises through other locations in emergency situations as advised by the LESSEE.

     The LESSEE shall allow the LESSOR or its representatives or assigns ingress and egress along the existing passageway which will now form part of the properties to be leased (Annex "A" hereof), upon prior notice by the LESSEE.

     Section 5. INSURANCE

     5.01 The LESSEE shall insure the Leased Premises at its own expense including the improvements it introduced on the Leased Premises (including movable machinery, equipment and accessories owned by the LESSEE and installed on the Leased Premises).

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Contract of Lease                                                              5
Asset Privatization Trust and
Allegro Microsystems Phils., Inc.

     Section 6. COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     6.01 The LESSEE shall, at its own expense, comply with all laws, ordinances, governmental rules and regulations affecting or pertaining to the use of the Leased Premises.

     6.02 The LESSEE shall indemnify and hold harmless the LESSOR or its successor-in-interest against all actions, suits, damages and claims occasioned by the LESSEE or its duly authorized representative by reason of its violation or non-observance of or non-compliance with any of the laws, ordinances and governmental rules and regulations.

     Section 7. INSPECTION OF LEASED PREMISES

          The LESSOR or its duly authorized representatives, at any time during business hours, shall have the right to enter the Leased Premises for the purpose of inspecting the condition thereof.

     Section 8. PUBLIC UTILITIES

     8.01 During the effectivity of this Contract, the LESSEE shall fully and promptly pay all expenses for water, electricity, telephone, or garbage disposal and other public utility services used and/or consumed by the LESSEE in the Leased Premises.

     8.02 The LESSOR warrants that during the term of the Lease, the LESSEE shall have access for a fee to the water supply from the LESSOR's water pump located within the DMC II Compound, the location of which is more particularly identified in Annex "A" hereto.

     Section 9. IMPROVEMENTS : ALTERATIONS

     9.01 The LESSEE may make any alteration, addition or improvements on the Leased Premises; Provided that such alternation, addition or improvements shall not diminish the value of the Leased Premises nor adversely affect the structural integrity of the building. Such alteration, addition or improvements on the Leased Premises shall be subject to the prior written consent of the LESSOR or its successor-in-interest, which consent must be given by the LESSOR or its successor-in-interest within forty five (45) days from the date of receipt of the LESSEE's request. If the LESSOR or its successor-in-interest fails to communicate its decision on the LESSEE's request within said period, the LESSOR or its successor-in-interest shall be deemed to have approved the LESSEE's request. Such alterations, additions or improvements on the Leased Premises shall become the property of the LESSOR or its successor-in-interest upon termination of the lease; Provided, however, that movables, machineries, equipment and accessories installed on the Leased Premises shall remain properties of the LESSEE and shall, upon expiration of the lease, be removed by the LESSEE from the Leased Premises; Provided that should the removal cause damage or injury to the Leased Premises, the LESSEE shall at its own expense promptly repair and restore the Leased Premises to a condition as good as or better than that which existed prior to such damage or injury. Without in any way affecting the LESSEE's obligation to repair the damage or injury, the LESSEE shall deposit with the LESSOR or its successor-in-interest on or before the date of removal of the movables and the

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Contract of Lease                                                              6
Asset Privatization Trust and
Allegro Microsystems Phils., Inc.

machineries and equipment installed by the LESSEE on the leased Premises the amount of ONE HUNDRED THOUSAND PESOS (P100,000.00), Philippine Currency, either in the form of cash or manager's check to cover the estimated cost of repairing any damage or injury which may be caused to the Leased Premises by reason of such removal. Such deposit shall be refunded by the LESSOR or its successor-in-interest to the LESSEE upon acceptance by the LESSOR or its successor-in-interest of the repaired Leased Premises.

     Section 10. ASSIGNMENT AND SUB-LEASE

     The LESSEE shall not assign or transfer its rights in this Contract or sublease all or any part of the Leased Premises without the prior written consent of the LESSOR or its successor-in-interest, and no right, title or interest thereto or therein shall be conferred on or vested in anyone other than the LESSEE without such written consent.

     Section 11. EVENTS OF DEFAULT

          Upon the occurrence of any of the following events:

          (a) The LESSEE fails to pay the rental for any particular month within fifteen (15) calendar days from the first day of the month;

          (b) The LESSEE fails to perform or violates any of the terms and conditions of this Contract, and such failure or violation remains unremedied for a period of thirty (30) calendar days from the date the LESSOR or its successor-in-interest sends written notice to the LESSEE with respect thereto,

(then and in any such event), the LESSOR or its successor-in-interest may, by written notice to the LESSEE, declare this Contract terminated and cancelled and recover from the LESSEE the possession of the Leased Premises.

     Upon the termination or cancellation of this Contract, the LESSEE shall immediately surrender the Leased Premises to the LESSOR or its authorized representatives in accordance with Section 12 hereof. In addition, the LESSEE shall pay the LESSOR or its successor-in-interest ( i ) all accrued and unpaid rents, plus the penalty charge mentioned in Section 3.03 hereof; ( ii ) all expenses paid by the LESSOR or its successor-in-interest under Section 6; ( iii ) all expenses incurred by the LESSOR or its successor-in-interest in repossessing and repairing the Leased Premises; and ( iv ) any other damages suffered by the LESSOR or its successor-in-interest due to the default of the LESSEE.

     The foregoing remedies shall be without prejudice to any other rights or remedies of the LESSOR or its successor-in-interest under the law.

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Contract of Lease                                                              7
Asset Privatization Trust and
Allegro Microsystems Phils., Inc.

     Section 12. RETURN OF LEASED PREMISES

     Upon the termination or cancellation of this Contract, the LESSEE shall return and surrender the Leased Premises to the LESSOR or its authorized representatives free from any liens or encumbrances, in as good a condition as reasonable wear and tear will permit and without delay whatsoever, devoid of all occupants, furniture, machineries, equipment, articles and effects of any kind, other than such additions or improvements which pertain to the LESSOR or its successor-in-interest in accordance with the provisions of Section 9 hereof.

     Section 13. ARBITRATION

     All disputes, questions or differences (except determination of rental fee during the Renewal Period and/or failure of the LESSEE to pay rentals to the LESSOR or its successor-in-interest) which may at any time arise between the parties hereto in connection with or relating to this Contract or the subject matter hereof, including within fifteen ( 15 ) days from receipt of the written notice of the party applying. The two arbitrators so selected shall, within fifteen ( 15 ) calendar days following the naming of the second arbitrator, name a third arbitrator in order to form the said Arbitration Tribunal; Provided, that in the event that the two arbitrators so selected cannot agree on a third arbitrator within the stipulated period, such third arbitrator shall be selected by the President of the Philippine Chapter of the International Chamber of Commerce. The three ( 3 ) arbitrators shall investigate the case submitted as soon as the third arbitrator is selected in the manner provided above. The Arbitration Tribunal shall first endeavor to arrive at the conciliation of the parties. If no conciliation is possible, the Tribunal shall be bound to pronounce a majority decision within forty five ( 45 ) calendar days from the selection of the third arbitrator. The Tribunal shall apply Philippine Law in adjudicating the dispute. The decision of a majority of the members of the Arbitration Tribunal shall be valid, binding, final and conclusive upon the parties and from which there will be no appeal, subject to the provisions on vacating, modifying or correcting an award under the Philippine Arbitration Law (Republic Act No. 878). Except for failure of the LESSEE to pay rental or the occurrence of other events of default, neither party shall be deemed to be in default or breach under this Contract if a bonafide dispute with respect to the existence of a default or breach has arisen between the parties and such dispute has been submitted by either party to arbitration.

     Section 14. NON-WAIVER

     The failure of the LESSOR or its successor-in-interest to insist upon a strict performance of any of the terms, conditions and covenants hereof shall not be deemed a relinquishment or waiver of any rights or remedy that a LESSOR or its successor-in-interest may have; nor shall it be construed as a waiver of any subsequent breach or default of the terms, conditions and covenants hereof, which terms and conditions and covenants shall continue to be in full force and effect. No waiver by the LESSOR or its successor-in-interest of any of its rights under this Contract shall be deemed to have been made unless expressed in writing and signed by the LESSOR or its successor-in-interest.

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Contract of Lease                                                              8
Asset Privatization Trust and
Allegro Microsystems Phils., Inc.

     Section 15. CUMULATIVE RIGHTS

     Each and every right or remedy granted to the LESSOR or its successor-in-interest under this Contract or in any other documents executed in connection herewith or under any law or in equity shall be cumulative and not exclusive of any rights or remedies provided by law and may be exercised from time to time.

     Section 16. DIVISIBILITY OF CONTRACT

     If any one or more of the provisions or stipulations contained in this Contract or any document executed in connection herewith shall be declared invalid, illegal or unenforceable in any respect by final judgment of any competent court, the validity, legality, and enforceability of the remaining provisions of stipulations contained herein shall not in any way be affected or impaired.

     Section 17. BINDING EFFECT OF CONTRACT

     This Contract shall be binding not only between the parties hereto but also upon their respective successors-in-interest and assigns.

     Section 18. OPTION TO SELL

     Consonant with its mandate, the LESSOR or its successor-in-interest reserves the right to sell or dispose of the Leased Premises during the effectivity of this Contract.

     Section 19. AMENDMENT: SUPPLEMENT

     At any time and from time to time, the parties hereto may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Contract.

     Section 20. REGISTRATION

     The LESSEE may at its option cause this Contract of Lease to be registered with the proper Register of Deeds and annotated on the Certificate of Title covering the Leased Premises and the parcel of land where the water pump mentioned in Section 8.02 is located. All costs and expenses for the registration of this Contract of Lease shall be for the account of the LESSEE.

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Contract of Lease                                                              9
Asset Privatization Trust and
Allegro Microsystems Phils., Inc.

     IN WITNESS WHEREOF, the parties have signed this Contract of Lease this __ day of October, 2000 at Makati City, Philippines.

ASSET PRIVATIZATION TRUST               ALLEGRO MICROSYSTEMS PHILIPPINES, INC.
(for and in behalf of the Government    (LESSEE)
of the Philippines)
(LESSOR)


By: /s/ Renato B. Valdecantos           By: /s/ Francisco N. Meroy, Jr.
    ---------------------------------       ------------------------------------
    RENATO B. VALDECANTOS                   FRANCISCO N. MEROY, JR.
    Chief Executive Trustee                 Director of Finance, Administration
                                            and Human Resources


                           Signed in the presence of:


/s/ [illegible]                         /s/ [illegible]
-------------------------------------   ----------------------------------------